UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

FORT LAUDERDALE DIVISION

www.flsb.uscourts.gov

In re:	)	Chapter 11 Cases
	)	Case No. 08-10928-JKO
TOUSA, INC., et al.,	)	Jointly Administered
)
Debtors.	)
)

NOTICE OF FILING DEBTOR’S STANDARD MONTHLY OPERATING
REPORT FOR THE PERIOD FROM JANUARY 29, 2008 TO FEBRUARY 29, 2008

TO CORE GROUP AND 2002 LIST:

PLEASE TAKE NOTICE that on March 20, 2008, the above-captioned debtors and debtors in possession filed Debtor’s Standard Monthly Operating Report for the Period from January 29, 2008 to February 29 [CP #647] in the above-captioned chapter 11 cases.

You may access this document free of charge online at www.tousadocket.com under the “Court Documents” section.

You may also call and request a copy by calling Kurtzman Carson Consultants LLC at (866) 381-9100.

Dated: February 20, 2008
/s/ M. Natasha Laboviz

M. Natasha Labovitz
BERGER SINGERMAN, P.A.
Paul Steven Singerman (Florida Bar No. 378860)
200 Biscayne Boulevard, Suite 1000
Miami, FL 33131
Telephone: (305) 755-9500
Facsimile: (305) 714-4340
-and-
KIRKLAND & ELLIS LLP
Richard M. Cieri (New York Bar No. 4207122)
Paul M. Basta (New York Bar No. 2568046)
M. Natasha Labovitz (New York Bar No. 2813251)
Citigroup Center
153 East 53rd Street
New York, NY 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Co-Counsel to the Debtors